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                                                                    EXHIBIT 10.4

                           U.S. LEGAL SUPPORT, INC.
                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT

     This Nonqualified Stock Option Agreement ("Option Agreement") is between U.S. Legal Support, Inc. (the "Company"), and ___________________________
("Optionee"), who agree as follows:

     Section 1. Introduction. The Company has heretofore adopted the U.S. Legal Support, Inc. Non-Employee Directors Stock Option Plan (the "Plan") for the purpose of providing increased incentive for non-employee directors to render services and to exert maximum effort for the business success of the Company and providing such non-employee directors an opportunity for ownership of common stock, $.01 par value ("Common Stock") of the Company. The Company, acting through its Board of Directors (the "Board"), has determined that its interests will be advanced by the issuance to Optionee of a nonqualified stock option under the Plan.

     Section 2. Option. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company 25,000 shares of Common Stock, at a price of $______ per share.

     Section 3. Option Period. The Option herein granted may be exercised by Optionee in whole or in part at any time during a ten year period (the "Option Period") beginning on _______________ (the "Date of Grant"), subject to the limitation that said Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of years of service Optionee has served on the Board as a non-employee director to the date of exercise, in accordance with the following schedule:

                              Schedule of Vesting
                              -------------------

     Number of Full Years                    Percentage of Shares Purchasable
     --------------------                    --------------------------------

     Less than 1 year                                       0%
         1 year                                            20%
         2 years                                           40%
         3 years                                           60%
         4 years                                           80%
         5 years                                          100%

Notwithstanding the above, the Option shall be not exercisable prior to six (6) months after the Date of Grant.

     Section 4. Procedure for Exercise. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be
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accompanied by, at the election of the Optionee, (i) cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company,
(ii) certificates representing shares of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company, (iii) an election by Optionee to have the Company withhold the number of shares of Common Stock the fair market value of which is equal to the aggregate exercise price of the shares of Common Stock issuable upon exercise of the Option, or (iv) any combination of the preceding, equal in value to the aggregate exercise price. Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Common Stock in accordance with this Plan, shall be deemed to have been exercised immediately prior to the close of business on the date
(i) written notice of such exercise and (ii) payment in full of the exercise price for the number of share for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

     As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.

     Section 5. Termination of Service. If Optionee ceases to serve on the Board for any reason other than death, disability or an involuntarily "for cause" termination, the rights under this Option which are not vested and exercisable shall terminate upon Optionee's cessation of service on the Board and the rights under such option which are vested and exercisable shall terminate upon the expiration date of the Option. If Optionee's service on the Board is involuntarily terminated by the Company "for cause", rights under the Option, whether vested or not, shall terminate immediately upon such cessation of service. Optionee's service on the Board is involuntarily terminated "for cause" if Optionee (i) divulges without the consent of the Company any secret or confidential information belonging to the Company or an Affiliate, (ii) has been dishonest or fraudulent in any manner affecting the Company or an Affiliate, or
(iii) has committed any act that, in the sole judgment of the Committee, has been substantially detrimental to the interest of the Company or an Affiliate.

     Section 6. Disability or Death. In the event Optionee dies or is determined to be disabled while Optionee serves on the Board, all options previously granted to Optionee, whether vested or not, may be exercised at any time and from time to time, after such death or determination of disability, by Optionee, Optionee's authorized legal representative, the guardian of Optionee's estate, the executor or administrator of Optionee's estate or by the person or persons to whom Optionee's rights under the option shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration under the terms of this Option Agreement. Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, Optionee is


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incapable of performing services for the Company of the kind Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

     Section 7. Transferability. This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     Section 8. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

     Section 9. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the Company goes through a "Fundamental Change" (as defined in subparagraph 6(i) of the Plan), the Options granted hereunder shall be governed by subparagraph 6(i) of the Plan. If the Company undergoes a "Corporate Change" (as defined in subparagraph 6(l) of the Plan), the Options granted hereunder shall be governed by subparagraph 6(l) of the Plan.

     Section 10. Changes in Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of Common Stock or other securities subject to the Plan or subject to the Option and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

     Section 11. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the


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Option or the issuance of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

     Section 12. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, payment of the withholding tax shall be made in accordance with
Section 10 of the Plan.

     Section 13. No Right to Directorship. Optionee shall be considered to be in service on the Board so long as he or she remains a director of the Company. Any questions as to whether and when there has been a termination of such service on the Board and the cause of such termination shall be determined by the Board, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue service on the Board.

     Section 14. Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee, and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment, and that any such determination and any interpretation by the Board of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

     Section 15. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

     Section 16. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to U.S. Legal Support, Inc., ________________________________________________, Attention: Secretary. Any
notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

     Section 17. Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     Section 18. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby


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incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

     Section 19. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

     IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the ____ day of ___________, 19____.

                                            U.S. LEGAL SUPPORT, INC.



                                            By:_________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                                            OPTIONEE



                                            ____________________________________


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